SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.  20549


                              Amendment No. 3 to


                                  Form 8-K


                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


Date of Report:  APRIL 20, 1998



                                   PCD INC.
      (Exact name of registrant as specified in its charter)



      MASSACHUSETTS                  0-27744            04-2604950
(State or other jurisdiction      (Commission        (IRS Employer
 of incorporation)                File Number)      Identification No.)


2 Technology Drive, Centennial Park, Peabody, MA          01960-7977
(Address of principal executive offices)                  (ZIP Code)


Registrant's telephone number, including area code: (978) 532-8800

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS.

            On December 26, 1997, PCD Inc. ("PCD") acquired from UL America, Inc. all of the outstanding capital stock of Wells Electronics, Inc. ("Wells") pursuant to a Share Purchase Agreement dated as of November 17, 1997 (the "Share Purchase Agreement") for an aggregate purchase price of $130,000,000 (subject to adjustment as provided in the Share Purchase Agreement). The sources of funds used for the purchase price were: (i) $83 million from a loan to PCD under a Loan Agreement with Fleet National Bank as agent for itself and certain other financial institutions; (ii) $25 million from a loan to PCD under a Subordinated Debenture and Warrant Purchase Agreement with Emerson Electric Co.; and (iii) $22 million from PCD's cash reserves.

            Wells, a manufacturer of burn-in and test sockets for the global semi-conductor industry, is headquartered in South Bend, Indiana and has manufacturing facilities located in Swatara, Pennsylvania and sales offices in San Jose, California, Northhampton, England and Seoul, Korea. Wells also operates two principal subsidiaries in Yokohama, Japan and Singapore.

            In determining the amount of consideration to be paid for the stock of Wells, PCD considered, among other things, the following factors with respect to Wells: historical and projected financial results, the quality and performance of management, and the projected financial performance of Wells and PCD on a combined basis.

            Before December 26, 1997, there was no material relationship between PCD and Wells or any of their respective officers, directors or stockholders, other than the Share Purchase Agreement and related agreements.

ITEM 5.     OTHER EVENTS.

            On December 26, 1997, PCD entered into a Loan Agreement (the "Loan Agreement") with Fleet National Bank, as agent for itself and certain other financial institutions. The Loan Agreement provides for a $30,000,000 Secured Term Loan A, a $40,000,000 Secured Term Loan B and a $20,000,000 Secured Revolving Credit Loan to PCD. The loans to PCD under the Loan Agreement are secured by a pledge of all of the assets of PCD, including the stock and assets of all subsidiaries of PCD (including Wells and its subsidiaries).

            On December 26, 1997, PCD entered into a Subordinated Debenture and Warrant Purchase Agreement (the "Purchase Agreement") with Emerson Electric Co. ("Emerson"). Pursuant to the Purchase Agreement, PCD has issued to Emerson a $25,000,000 Subordinated Debenture (the "Debenture") and a Common Stock Purchase Warrant (the "Warrant") for the purchase of up to 525,000 shares of common stock of PCD at an exercise price of $1.00 per share. The unpaid principal and accrued interest under the Debenture is convertible into common stock of PCD upon the occurrence of certain events of default thereunder, at a conversion price equal to the lesser of $17.00 per share or 70% of the average daily closing price of PCD common stock for the 90 days preceding such default as reported by The Nasdaq Stock Market, Inc. Both the shares issuable upon such a conversion of the Debenture and upon exercise of the Warrant are subject to certain registration rights granted pursuant to a Registration Rights Agreement of even date with the Purchase Agreement.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

    (a)     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

WELLS ELECTRONICS, INC.
  APRIL 27, 1996 AND MAY 3, 1997
  Independent Auditors' Report
  Consolidated Balance Sheets as of April 27, 1996 and May 3, 1997 Consolidated Statements of Income for the 52 weeks ended June 3, 1995,
    48 weeks ended April 27, 1996 and 53 weeks ended May 3, 1997
  Consolidated Statements of Shareholder's Equity for the 52 weeks ended
    June 3, 1995, 48 weeks ended April 27, 1996 and 53 weeks ended May 3, 1997 Consolidated Statements of Cash Flows for the 52 weeks ended June 3, 1995,
    48 weeks ended April 27, 1996 and 53 weeks ended May 3, 1997
  Notes to Consolidated Financial Statements


WELLS ELECTRONICS, INC.
  DECEMBER 26, 1997
  Independent Auditors' Report
  Consolidated Balance Sheets as of December 31, 1996 (Unaudited) and
    December 26, 1997
  Consolidated Statements of Income for the 35 weeks ended December 31, 1996
    (Unaudited) and 34 weeks ended December 26, 1997
  Consolidated Statements of Shareholder's Equity for the 34 weeks ended December 26, 1997
  Consolidated Statements of Cash Flows for the 35 weeks ended
    December 31, 1996 (Unaudited) and the and 34 weeks ended December 26, 1997 Notes to Consolidated Financial Statements

INDEPENDENT AUDITORS' REPORT


The Board of Directors
Wells Electronics, Inc.:

     We have audited the accompanying consolidated balance sheets of Wells Electronics, Inc. and subsidiaries as of April 27, 1996 (Predecessor) and May 3, 1997 (Successor), and the related consolidated statements of income, shareholders' equity, and cash flows for the 52 weeks ended June 3, 1995, the 48 weeks ended April 27, 1996 (Predecessor periods), and the 53 weeks ended May 3, 1997 (Successor period). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the aforementioned Predecessor consolidated financial statements present fairly, in all material respects, the financial position of Wells Electronics, Inc. and subsidiaries as of April 27, 1996, and the results of their operations and their cash flows for the Predecessor periods, in conformity with generally accepted accounting principles. Further, in our opinion, the aforementioned Successor consolidated financial statements present fairly, in all material respects, the financial position of Wells Electronics, Inc. and subsidiaries as of May 3, 1997, and the results of their operations and their cash flows for the Successor period, in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the consolidated financial statements, effective May 2, 1996, Siebe plc acquired all of the outstanding stock of Unitech plc in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.



/s/ KPMG PEAT MARWICK LLP

Chicago, Illinois

January 15, 1998

                    WELLS ELECTRONICS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      AS OF APRIL 27, 1996 AND MAY 3, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                    Predecessor     Successor
                                                  --------------   -----------
                                                  APRIL 27, 1996   MAY 3, 1997
                                                  --------------   -----------
ASSETS
Cash & cash equivalents..........................     $    441        $    95
Accounts receivable -- trade.....................        3,843          4,516
Allowance for uncollectible accounts.............         (100)          (100)
Inventory........................................        3,446          2,540
Prepaid expenses and other current assets........          475            416
Deferred tax assets..............................          547            571
                                                       -------        -------
          Total current assets...................        8,652          8,038
Property, plant and equipment, net...............        4,319          9,224
Intangible assets, net...........................          714         10,157
Due from affiliate...............................           --          3,231
Other assets.....................................          228            135
                                                       -------        -------
          Total assets...........................     $ 13,913        $30,785
                                                       =======        =======
LIABILITIES AND SHAREHOLDER'S EQUITY
Short-term debt..................................     $  1,153        $   268
Accounts payable -- trade........................        2,801          3,016
Accrued expenses and other current liabilities...        2,008          2,669
Due to affiliate.................................           11             --
                                                       -------        -------
          Total current liabilities..............        5,973          5,953
Long-term debt...................................        1,458             --
Deferred tax liabilities.........................          149          6,185
Minority interest................................           --              6
                                                       -------        -------
          Total liabilities......................        7,580         12,144
                                                       -------        -------
SHAREHOLDER'S EQUITY
Common stock, $10 par value; 13,500 authorized
  shares; issued 7,825 shares......................         78             78
Additional paid-in capital.........................      6,547         14,510
Retained earnings..................................       (292)         4,367
Foreign currency translation adjustments...........         --           (314)
                                                       -------        -------
          Total shareholder's equity...............      6,333         18,641
                                                       -------        -------
Commitment and contingencies.......................         --             --
          Total liabilities and shareholder's equity  $ 13,913        $30,785
                                                       =======        =======

        See accompanying notes to the consolidated financial statements

                    WELLS ELECTRONICS, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
         FOR 52 WEEKS ENDED JUNE 3, 1995; 48 WEEKS ENDED APRIL 27, 1996
                         AND 53 WEEKS ENDED MAY 3, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                          Predecessor               Successor
                                 ------------------------------    -----------
                                 JUNE 3, 1995    APRIL 27, 1996    MAY 3, 1997
                                 ------------    --------------    -----------
Net sales......................    $ 18,579         $ 17,998         $27,492
Cost of sales..................       9,732            9,271          13,181
                                    -------          -------         -------
     Gross profit..............       8,847            8,727          14,311
Operating expenses.............       7,272            6,624           8,758
                                    -------          -------         -------
     Income from operations....       1,575            2,103           5,553
Non-operating income(expense):
Interest income................          10                6              11
Interest expense...............        (126)            (115)            (93)
Royalty income.................         404              844             630
Minority interest..............          --               --              (6)
Other expense..................         (42)             (40)            (23)
Foreign exchange gain/(loss)...        (180)              40             264
                                    -------          -------         -------
     Total non-operating income          66              735             783
                                    -------          -------         -------
Income before income taxes.....       1,641            2,838           6,336
Provision for income taxes.....         798              586           1,969
                                    -------          -------         -------
          Net Income...........    $    843         $  2,252         $ 4,367
                                    =======          =======         =======
Earnings per share.............    $ 107.73         $ 287.80         $558.08
                                    =======          =======         =======
Average number of shares........      7,825            7,825           7,825
                                    =======          =======         =======




        See accompanying notes to the consolidated financial statements.

                    WELLS ELECTRONICS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
         FOR 52 WEEKS ENDED JUNE 3, 1995; 48 WEEKS ENDED APRIL 27, 1996
                         AND 53 WEEKS ENDED MAY 3, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                          FOREIGN
                   COMMON STOCK    ADDITIONAL             CURRENCY
                -----------------   PAID-IN    RETAINED  TRANSLATION    TOTAL
                SHARES  PAR VALUE   CAPITAL    EARNINGS  ADJUSTMENTS   EQUITY
                ------  ---------  ----------  --------  -----------  -------
Balance,
 May 29, 1994..  7,825      $78      $  6,547   $ (3,387)    $  35     $ 3,273
Net income.....                                      843                   843
Net change
 foreign
 currency
 translation
 adjustment....                                                238         238
                 -----      ---       -------    -------     -----     -------
Balance,
 June 3, 1995..  7,825       78         6,547     (2,544)      273       4,354
Net income.....                                    2,252                 2,252
Net change
 foreign
 currency
 translation
 adjustment....                                               (273)       (273)
                 -----      ---       -------    -------     -----     -------
Balance,
 April 27, 1996  7,825       78         6,547       (292)       --       6,333
Acquisition
 adjustments...                         7,963        292                 8,255
Net income.....                                    4,367                 4,367
Net change
 foreign
 currency
 translation
 adjustment....                                               (314)       (314)
                 -----      ---       -------    -------     -----     -------
Balance,
 May 3, 1997...  7,825      $78      $ 14,510   $  4,367     $(314)    $18,641
                 =====      ===       =======    =======     =====     =======




        See accompanying notes to the consolidated financial statements.

                    WELLS ELECTRONICS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
         FOR 52 WEEKS ENDED JUNE 3, 1995; 48 WEEKS ENDED APRIL 27, 1996
                         AND 53 WEEKS ENDED MAY 3, 1997
                                 (IN THOUSANDS)

                                             Predecessor            Successor
                                     ----------------------------  -----------
                                     JUNE 3, 1995  APRIL 27, 1996  MAY 3, 1997
                                     ------------  --------------  -----------
Cash flows from operating activities:
Net income.............................. $    843       $  2,252        $ 4,367
                                          -------        -------        -------
Adjustments to reconcile net income
  to net cash provided by operating
  activities:
  Depreciation and amortization.........    1,870          1,426         2,205
  Gain on disposition of equipment......      (38)           (12)          (59)
  Provision for (benefit from)
    deferred taxes......................      (49)           (30)           50
  Changes in operating assets
    and liabilities:
      Increase in accounts receivable....  (1,550)          (732)         (673)
      Decrease (increase) in inventory...    (520)        (1,038)          906
      Decrease (increase) in prepaid
       expenses and other current assets.     193           (176)           60
      Decrease (increase) in other assets       9            (23)           93
      Decrease in due from affiliate.....  (1,433)          (454)       (3,242)
      Increase in accounts payable.......   1,902            337           215
      Increase (decrease) in
        current liabilities..............     476            (91)          661
      Increase (decrease) in
        other liabilities................    (260)             4             3
                                           -------        -------       -------
          Total adjustments..............     600           (789)          219
                                           -------        -------       -------
Net cash provided by operating activities   1,443          1,463         4,586
Cash flows from investing activities:
  Capital expenditures...................  (2,093)        (1,971)       (2,975)
  Proceeds from sale of fixed assets.....      67             18           386
                                          -------        -------       -------
Net cash used in investing activities...   (2,026)        (1,953)       (2,589)
Cash flow from financing activities:
  Net (payments of) proceeds from
    short-term debt.....................      414            739          (885)
  Principal payments of long-term debt..       --           (241)       (1,458)
  Proceeds from loan....................       56             --            --
                                          -------        -------       -------
Net cash (used in) provided by financing
  activities............................      470            498        (2,343)
Net (decrease) increase in cash and cash
  equivalents...........................     (113)             8          (346)
Cash and cash equivalents at beginning of
  the period.............................     546            433           441
                                          -------        -------       -------
Cash and cash equivalents
  at end of period.......................  $  433       $    441       $    95
                                          =======        =======       =======
Supplemental disclosures of cash flow information:
  Cash paid during the period for:
  Interest..............................    $ 116       $    109       $    82
                                          =======        =======       =======
  Income taxes..........................    $ 567       $  1,055       $ 1,301
                                          =======        =======       =======

        See accompanying notes to the consolidated financial statemen

                    WELLS ELECTRONICS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         APRIL 27, 1996 AND MAY 3, 1997
                                 (IN THOUSANDS)

1.  NATURE OF BUSINESS

     As of May 3, 1997 and for the year then ended (fiscal 1997), Wells Electronics, Inc. ("the Company"), an Indiana Corporation, was a wholly owned subsidiary of UL America, Inc., whose ultimate parent company, Siebe plc, is a publicly held corporation based in the United Kingdom. On April 24, 1989, UL America, Inc. acquired Wells Electronics, Inc., and for the eleven months ended April 27, 1996 (fiscal 1996) and the year ending May 31, 1995 (fiscal
1995), the Company was a wholly owned subsidiary of UL America, Inc.

     The Company has two subsidiaries: Wells Electronics Asia Pte Ltd. in Singapore ("Wells Asia") which is a wholly owned subsidiary and Wells Japan Ltd. ("Wells Japan") in Japan which is approximately 98% owned by the Company. The remaining 2% is owned by a Japanese corporation.

     The Company is principally engaged in designing, developing, manufacturing and marketing a broad line of burn-in/test sockets and plastic carriers for the global semiconductor industry. These products are employed in the handling and quality assurance phase of semiconductor manufacturing.

     The Company's ultimate parent, Unitech plc, was acquired by Siebe plc, on May 2, 1996. Following the acquisition, a new basis of accounting was applied. The fair market revaluation of the Company's assets and liabilities resulted in an acquisition adjustment of $8,255, net of the related deferred tax liability of $5,962. As a result of the acquisition, property, plant and equipment was written up to appraised fair market value of $8,535 (net historical cost was $4,319). Additionally, trademarks and software were written up to appraised fair market value of $10,001 (net historical cost was $0) and goodwill of $708 was retained. There were no other significant accounting adjustments.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The consolidated financial statements include the accounts of Wells Electronics, Inc. and its subsidiaries. Significant intercompany balances and transactions have been eliminated.

     The consolidated financial statements are prepared in accordance with United States generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The most significant estimates included in these financial statements are allowance for uncollectible accounts, inventory reserves, and warranty reserves.

                    WELLS ELECTRONICS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     There are 52, 48, and 53 weeks in fiscal 1995, 1996 and 1997, respectively, due to the change in the fiscal year end subsequent to the Siebe plc acquisition.

  Revenue Recognition

     Sales and related cost of sales are recognized upon shipment of products to customers.

  Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. The Company provides credit to customers in the normal course of business. Collateral is not required for trade receivables, but ongoing credit evaluations of customers' financial condition are performed. Additionally, the Company maintains reserves for potential credit losses. As of April 27, 1996 and May 3, 1997 the Company had no significant receivable write-offs. The Company operates in a single segment of the semiconductor industry.

  Research and Development

     Research and development costs are charged to expense as incurred.

  Inventories

     Inventories are stated at the lower of cost or market. The inventories are valued at standard cost which approximates the first-in, first-out (FIFO) Cost method. Certain inventories are valued at the moving average cost method.

  Property, Plant and Equipment

     For fiscal 1995 and 1996, property, plant and equipment are stated on the basis of cost. For fiscal 1997, property, plant and equipment are stated at fair value based upon independent appraisal. Equipment under capital leases is stated at the present value of minimum lease payments at the inception of the lease.

     Material, labor and overhead costs associated with the manufacture of molds are capitalized and classified as tooling. Acquisition cost is used to cost molds which are purchased from outside vendors.

     Depreciation is provided using the straight-line method over the estimated useful lives of depreciable properties as follows: buildings and improvements, 10 to 33 years; machinery and equipment, 7 to 13 years; and tooling, 2 to 6 years.

                    WELLS ELECTRONICS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Equipment held under capital leases and lease improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.

  Income Taxes

     The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement bases and the tax bases of the Company's assets and liabilities using enacted statutory tax rates applicable to future years.

  Intangible Assets

     The straight-line method is used to amortize intangible assets. The goodwill and trademarks are amortized to expense over 20 years and computer software is amortized over 6 years.

  Foreign Currency Translation

     The accounts of foreign subsidiaries are measured using local currency as the functional currency. For those operations, assets and liabilities are translated into US dollars at the end of period exchange rates and income and expenses are translated at the average exchange rates. Net exchange gains or losses resulting from such translation are excluded from net income and accumulated in a separate component of shareholder's equity.

 Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of

     The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) Statement No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of, during fiscal 1997. This statement requires that long-lived assets, including associated goodwill, and certain identifiable intangibles to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. It also requires that long-lived assets and certain intangible assets to be disposed be reported at the lower of carrying amount or fair value less costs to sell. Adoption of this statement did not have any impact on the Company's financial position, results of operations, or liquidity.

  Net Income Per Common Share

     Net income per common share is computed using the weighted average number of shares of common stock outstanding.

3.  FOREIGN OPERATIONS

     The Company's net income is affected by foreign currency exchange (gains) losses resulting from translating foreign currency denominated trade receivables and payables of Wells Japan and Wells Asia and other realized and unrealized foreign currency (gains) losses.

                    WELLS ELECTRONICS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  INVENTORIES

     Inventories consist of the following:

                                                             1996       1997
                                                            ------     ------
        Raw material and supplies..........................  $1,463     $  778
        Work in process....................................     349        223
        Finished goods.....................................   1,634      1,539
                                                             ------     ------
                                                             $3,446     $2,540
                                                             ======     ======


5.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following:

                                                           1996        1997
                                                         --------     -------
        Land...........................................  $    165     $    --
        Buildings and improvements.....................     1,467         171
        Machinery and equipment........................     5,480       4,186
        Tooling........................................     9,374       5,499
        Construction in progress.......................       480         576
                                                          -------     -------
                                                           16,966      10,432
        Less accumulated depreciation..................   (12,647)     (1,208)
                                                          -------     -------
                                                         $  4,319     $ 9,224
                                                          =======     =======

6.  INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                                             1996      1997
                                                             ----     -------
        Goodwill...........................................  $708     $   708
        Computer software..................................     6         349
        Trademarks.........................................    --       9,674
                                                             ----     -------
                                                              714      10,731
        Less accumulated amortization......................    --        (574)
                                                             ----     -------
                                                             $714     $10,157
                                                             ====     =======
</TABLE

                    WELLS ELECTRONICS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

     Accrued liabilities consist of the following:

                                                             1996       1997
                                                            ------     ------
        Compensation and benefits.........................  $1,013     $1,038
        Income taxes payable..............................      22        605
        Product warranty..................................     100        300
        Other accrued liabilities.........................     873        726
                                                            ------     ------
                                                            $2,008     $2,669
                                                            ======     ======

8.  DEBT

     Short-term debt consists of the following:

                                                               1996      1997
                                                              ------     ----
        Line of credit......................................  $1,108     $214
        Current maturities of long-term debt................      45       54
                                                              ------     ----
          Total short-term debt.............................  $1,153     $268
                                                              ======     ====

     Wells Japan has a Y125 million (approximately $985 at May 3, 1997) line of credit with a Japanese bank that was guaranteed by its ultimate parent. The interest rate at May 1997 was 2.375% per annum.


     Long-term debt consists of the following:

                                                                1996      1997
                                                               ------     ---
        Bank loan............................................  $1,400     $--
        Capital lease obligation.............................     103      54
                                                               ------     ---
                  Total long-term debt.......................   1,503      54
        Less current maturities..............................      45      54
                                                               ------     ---
                                                               $1,458     $--
                                                               ======     ===

                    WELLS ELECTRONICS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The outstanding bank loan balance of $1,400 as of 1996 represents borrowings against the Company's revolving line of credit. The line was repaid in January 1997 and the interest rate at the time of repayment was 7% per annum. Subsequent to the repayment the line was cancelled.

9.  INCOME TAX EXPENSE

     Components of income tax expense (benefit) consist of:

                                              CURRENT     DEFERRED     TOTAL
                                              -------     --------     ------
        1995:
          Federal...........................  $  535      $(49)        $  486
          State and local...................     155        --            155
          Foreign...........................     157        --            157
                                              ------      ----         ------
                                              $  847      $(49)        $  798
                                              ======      ====         ======


                                              CURRENT     DEFERRED     TOTAL
                                              -------     --------     ------
        1996:
          Federal...........................  $  358      $(30)        $  328
          State and local...................     109        --            109
          Foreign...........................     149        --            149
                                              ------      ----         ------
                                              $  616      $(30)        $  586
                                              ======      ====         ======
        1997:
          Federal...........................  $1,370      $ 43         $1,413
          State and local...................     353        --            353
          Foreign...........................     196         7            203
                                              ------      ----         ------
                                              $1,919      $ 50         $1,969
                                              ======      ====         ======

     Actual income tax expense differs from the amounts computed by applying the enacted US federal corporate rate to income before income taxes as a result of the following:

                    WELLS ELECTRONICS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                     1995     1996     1997
                                                     ----     -----   ------
    Federal income tax expense at statutory rate...  $558     $ 965   $2,190
    Increase (decrease) resulting from:
      Foreign tax rate differential................   (35)      (50)       2
      Reduction of valuation allowance.............    --      (299)    (499)
      Foreign subsidiary losses....................   144        --       --
      State income taxes, net......................   102        72      233
      Other, net...................................    29      (102)      43
                                                     ----     -----   ------
                                                     $798     $ 586   $1,969
                                                     ====     =====   ======

     The tax effect of temporary differences that give rise to deferred tax (assets) and liabilities follow:

                                                              1996    1997
                                                             ------  ------
    Deferred tax assets:
      Inventories -- principally obsolescence...............  $  215   $  201
      Bad debts.............................................      38       36
      Other -- principally accruals.........................     294      334
      Net operating loss carryforward.......................     499       --
                                                              ------   ------
              Total deferred tax assets.....................   1,046      571
              Valuation allowance...........................    (499)      --
                                                              ------   ------
              Net deferred tax assets.......................     547      571
                                                              ------   ------
    Deferred tax liabilities:
      Property, plant & equipment...........................      10    1,828
      Capital lease.........................................     131      148
      Intangible assets.....................................      --    4,200
      Other.................................................       8        9
                                                              ------   ------
              Total deferred tax liabilities................     149    6,185
                                                              ------   ------
              Net deferred tax liability (asset)............  $ (398)  $5,614
                                                              ======   ======

10.  LEASES

     The company leases certain of its manufacturing facilities, sales offices and equipment. Some leases include provisions for renewals and purchases at the Company's option.

     Rental expense for all operating leases approximated $233, $241 and $562 in fiscal year 1995, 1996 and 1997, respectively.

                    WELLS ELECTRONICS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum operating lease payments consist of the following at May 3, 1997:

                                    FISCAL YEAR
            ------------------------------------------------------------
            1998................................................  $  619
            1999................................................     615
            2000................................................     564
            2001................................................     511
            2002................................................     499
            Thereafter..........................................   1,738
                                                                  ------
            Total minimum lease payments........................  $4,546
                                                                  ======

11.  PROFIT SHARING AND RETIREMENT PLANS

     The Company has adopted a Plan ("401(k) Plan") pursuant to Section 401 of the Internal Revenue Code. Salaried employees may contribute a percentage of their compensation to the 401(k) Plan, but not in excess of the maximum allowed under the Code. Salaried employees are eligible for participation at their one year anniversary. The Company makes matching contributions of 25 percent of employee contributions but not in excess of the maximum allowed under the Code. In addition to any Employer 401(k) Contribution discussed above, the Company in any Plan Year, to the extent it has Net Profits or retained earnings, may make additional matching Employer 401(k) Contributions to the extent it deems appropriate at its complete discretion.

     Effective February 19, 1997, the Company adopted a Retirement Income Plan for the hourly employees whereby the Company will make a contribution of $0.19 per hour for all hours worked into a retirement income plan, with the employees contributing a matching amount. The contribution will increase to $0.20 and $0.22 per all hours worked effective February 19, 1998 and 1999, respectively. The employee matching contribution will increase accordingly.

     The Company's combined matching contributions for the 401(k) Plan and Retirement Income Plan were approximately $61, $63 and $67 in 1995, 1996 and 1997, respectively.

12.  RELATED PARTY TRANSACTIONS

     The Company was charged with corporate management fees of $272 in 1995, $193 in 1996, and $25 in 1997. Non-interest bearing long-term receivable due from affiliates was $3,231 at May 3, 1997. This consists of $2,550 from Siebe Inc. and $681 from UL America, Inc.

13. COMMITMENTS AND CONTINGENCIES

                    WELLS ELECTRONICS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company has been party to ongoing litigation with Wayne K. Pfaff and an affiliated corporation regarding alleged patent infringements. Subsequent to the balance sheet date, the Federal Circuit Court of Appeals found in favor of the Company. Management believes that the likelihood of any future liability in this regard is remote and as such, has established no provision.


14.  SUBSEQUENT EVENT

     On November 17, 1997, UL America, Inc. agreed to sell all of the Company's issued and outstanding shares of common stock to PCD Inc. The purchase price of this transaction is $130 million.

15.  SEGMENT AND GEOGRAPHIC INFORMATION

     The Company operates in the integrated circuit connector industry which is a single industrial segment. One customer accounted for approximately 18%, 15% and 18% of the Company's sales in 1995, 1996 and 1997, respectively. The Company had no other single customer with sales greater than 10% of total sales.

     Sales between geographic areas are at cost plus approximately 50% mark-up. The Company has significant operations in foreign countries. Information regarding operations by geographic area for fiscal 1995, 1996 and 1997 is as follows:

                                                                        FAR
                                                               USA      EAST
                                                             -------   ------
        Fiscal 1995:
        Net Sales..........................................  $12,900   $5,679
        Operating income...................................      572    1,003
        Identifiable assets................................    7,001    3,785

        Fiscal 1996:
        Net Sales..........................................  $10,049   $7,949
        Operating income...................................      735    1,368
        Identifiable assets................................    7,302    5,903

        Fiscal 1997:
        Net Sales..........................................  $17,528   $9,964
        Operating income...................................    3,749    1,804
        Identifiable assets................................   22,734    7,378

16.  SUMMARIZED QUARTERLY FINANCIAL DATA (UNAUDITED) FOR THE:

                    WELLS ELECTRONICS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                          THREE MONTHS ENDED       TWO MONTHS
                                      ---------------------------     ENDED
                     Fiscal 1996:     APR 27,   JAN 27,   OCT 28,    JUL 29,
                                      -------   -------   -------    -------
    Net Sales........................  $ 4,261   $ 4,635   $ 5,918     $3,184
    Gross profit.....................    2,036     2,049     3,026      1,616
    Net income.......................      647       424       957        224

                                               THREE MONTHS ENDED
                                       --------------------------------------
                     Fiscal 1997:       MAY 3,   FEB 1,   OCT 26,    JUL 27,
                                       ------   ------   -------   ----------
    Net Sales........................  $8,767   $7,471   $ 5,284     $5,970
    Gross profit.....................   3,605    4,609     2,816      3,281
    Net income.......................   2,189    1,178       412        588

                         Independent Auditors' Report


The Board of Directors
Wells Electronics, Inc.:

   We have audited the accompanying consolidated balance sheet of Wells Electronics, Inc. and subsidiaries as of December 26, 1997 and the related consolidated statement of income, shareholder's equity and cash flows for the 34 weeks ended December 26, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wells Electronics, Inc. and subsidiaries as of December 26, 1997 and the results of their operations and their cash flows for the 34 weeks then ended in conformity with generally accepted accounting principles.


/s/ KPMG Peat Marwick LLP

Chicago, Illinois

February 4, 1998, except for note 11 which is as of March 9, 1998

                   WELLS ELECTRONICS, INC. AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS
                      as of December 31, 1996 (unaudited)
                            and December 26, 1997
                       (In thousands, except share data)


                                                      Unaudited
                                                       Dec 31,    Dec 26,
                                                        1996        1997
                                                      ---------   --------
                       ASSETS
Cash and cash equivalents                            $   784       $  827
Accounts receivable - trade                            3,380        4,251
Allowance for uncollectible accounts                     (95)        (100)
Inventory                                              2,585        1,879
Prepaid expenses and other current assets                553          495
Deferred tax assets                                      425          758
                                                     -------       ------
     Total current assets                              7,632        8,110
Property, plant and equipment, net                     8,590        9,501
Intangible assets, net                                10,327        9,746
Other assets                                             831          185
                                                     -------      -------
     Total assets                                    $27,380      $27,542
                                                     =======      =======

         LIABILITIES AND SHAREHOLDER'S EQUITY

Current portion of capital lease debt                $ 1,376     $    18
Accounts payable - trade                               2,410       2,997
Accrued expenses and other current liabilities         1,725       4,338
                                                     -------     -------
     Total current liabilities                         5,511       7,353
Long-term debt                                            21           -
Deferred tax liabilities                               5,962       6,311
Minority interest                                          -          37
                                                     -------     -------
     Total liabilities                               $11,494     $13,701
                                                     -------     -------
                 SHAREHOLDER'S EQUITY

Common stock, $10 par value, 13,500 authorized
  Shares, issued 7,825 shares                        $    78     $    78
Additional paid-in capital                            14,510      14,510
Retained earnings                                      1,514        (371)
Foreign currency translation adjustments                (216)       (376)
                                                     -------     -------
     Total shareholder's equity                      $15,886     $13,841
                                                     -------     -------
Commitments and contingencies                              -           -
                                                     -------     -------
     Total liabilities and stockholder's equity      $27,380     $27,542
                                                     =======     =======


      See accompanying notes to the consolidated financial statements
</TABLE

                   WELLS ELECTRONICS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF INCOME
             for the 35 weeks ended December 31, 1996 (Unaudited)
                     and 34 weeks ended December 26, 1997
                       (In thousands, except share data)


                                         Unaudited
                                         Dec 31, 96      Dec 26, 97
                                         ----------      ----------
     Net sales                            $ 15,497        $ 29,268
     Cost of sales                           8,497          10,261
                                          --------        --------
       Gross profit                          7,000          19,007
     Operating expenses                      5,246           7,423
                                          --------        --------
       Income from operations                1,754          11,584
     Non-operating income (expense):
     Interest expense                          (84)             (4)
     Royalty income                            386             485
     Minority interest                           -             (34)
     Other income                               56              73
     Foreign exchange loss                       -            (190)
                                           -------         -------
       Total non-operating income              358             330
                                           -------         -------
     Income before income taxes              2,112          11,914
     Provision for income taxes                598           5,645
                                           -------         -------
       Net income                          $ 1,514         $ 6,269
                                           =======         =======
     Earnings per share                    $193.48         $801.15
                                           =======         =======
     Average number of shares                7,825           7,825
                                           =======         =======




     See accompanying notes to the consolidated financial statements.

                         WELLS ELECTRONICS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY
                             for 34 weeks ended December 26, 1997
                              (In thousands, except share data)

                                                          Foreign
                 Common Stock   Additional               Currency
              -----------------   Paid-in    Retained   Translation
              Shares  Par Value   Capital     Deficit   Adjustments   Total
              ------  ---------  ----------  ---------  -----------   -----
Balance,
 May 3, 1997   7,825      $  78    $ 14,510     $ 4,367      $ (314) $18,641
Net income                                        6,269                6,269
Dividend                                        (11,007)             (11,007)
Net change
 foreign
 currency
 translation
 adjustment                                                     (62)     (62)
                -----     -----    --------     -------      ------  -------
Balance,
 Dec 26, 97     7,825     $  78    $ 14,510     $  (371)     $ (376) $13,841
                =====     =====    ========     =======      ======  =======

          See accompanying notes to the consolidated financial statements.

                   WELLS ELECTRONICS, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
               for 35 weeks ended December 31, 1996 (Unaudited)
                     and 34 weeks ended December 26, 1997
                               (In thousands)

                                                      Unaudited
                                                        Dec 31,    Dec 26,
                                                         1996       1997
                                                       ---------   ------
Cash flows from operating activities:
  Net income                                            $ 1,514    $ 6,269
                                                        -------    -------
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                         1,517      1,448
    Loss on disposition of equipment                          -         45
    Effect of changes in foreign currency                  (216)         -
    Benefit from deferred taxes                             (27)       (61)
    Changes in operating assets and liabilities:
      Decrease in net accounts receivable                   458        265
      Decrease in inventory                                 861        661
      Increase in prepaid and other current assets          (78)       (80)
      Increase in other assets                             (215)       (50)
      (Decrease) increase in due from affiliates            (11)     3,231
      Decrease in accounts payable                         (391)       (19)
      Increase (decrease) in current liabilities           (283)     1,669
      Increase in other liabilities                           -         31
                                                        -------    -------
        Total adjustments                                 1,615      7,140
                                                        -------     ------
Net cash provided by operating activities                 3,129     13,409
                                                        -------     ------
Cash flows from investing activities:
  Capital expenditures                                   (1,572)    (1,433)
  Proceeds from sale of fixed assets                          -         13
                                                        -------     ------
Net cash used in investing activities                    (1,572)    (1,420)
                                                        -------     ------
Cash flows from financing activities:
  Net payment of short-term debt                         (1,214)      (250)
  Dividend                                                    -    (11,007)
                                                        -------    -------
Net cash used in financing activities                    (1,214)   (11,257)
                                                        -------    -------
Net increase in cash and cash equivalents                   343        732
Cash and cash equivalents at beginning of period            441         95
                                                        -------    -------
Cash and cash equivalents at end of period              $   784    $   827
                                                        =======    =======

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest                                           $    88     $    4
                                                       =======     ======
    Income taxes                                       $   419     $4,617
                                                       =======     ======

      See accompanying notes to the consolidated financial statemen

                  WELLS ELECTRONICS, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              December 26, 1997
                                (In thousands)

1.  Nature of Business

   Wells Electronics, Inc. ("the Company"), an Indiana Corporation, was a wholly owned subsidiary of UL America, Inc., whose ultimate parent company, Siebe plc, is a publicly held corporation based in the United Kingdom.

   The Company has two subsidiaries: Wells Electronics Asia Pte Ltd. in Singapore ("Wells Asia") which is a wholly owned subsidiary and Wells Japan Ltd. ("Wells Japan") in Japan which is approximately 98% owned by the Company. The remaining 2% is owned by a Japanese corporation.

   The Company is principally engaged in designing, developing, manufacturing and marketing a broad line of burn-in/test sockets and plastic carriers for the global semiconductor industry. These products are employed in the handling and quality assurance phase of semiconductor manufacturing.

   UL America, Inc.'s ultimate parent, Unitech plc, was acquired by Siebe plc, on May 2, 1996. Following the acquisition, a new basis of accounting was applied. The fair market revaluation of the Company's assets and liabilities resulted in an acquisition adjustment of $8,255, net of the related deferred tax liability of $5,962. As a result of the acquisition, property, plant and equipment was written up to appraised fair market value of $8,535 (net historical cost was $4,319). Additionally, trademarks and software were written up to appraised fair market value of $10,001 (net historical cost was $0) and goodwill of $708 was retained. There were no other significant accounting adjustments.

   On December 26, 1997, UL America, Inc. sold all of the Company's issued and outstanding shares of common stock to PCD Inc. The purchase price of this transaction was $130 million.

2.  Summary of Significant Accounting Policies

   Basis of Presentation

   The consolidated financial statements include the accounts of Wells Electronics, Inc. and its subsidiaries. Significant intercompany balances and transactions have been eliminated. The consolidated financial statements are prepared in accordance with United States generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates included in these financial statements are allowance for uncollectible accounts, inventory reserves, and warranty reserves.

   Revenue Recognition

   Sales and related cost of sales are recognized upon shipment of products to customers.

   Cash and Cash Equivalents

   The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

   Concentration of Credit Risk

   Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. The Company provides credit to customers in the normal course of business. Collateral is not required for trade receivables, but ongoing credit evaluations of customers' financial condition are performed. Additionally, the Company maintains reserves for potential credit losses. As of December 26, 1997 the Company had no significant receivable write-offs. The Company operates in a single segment of the semiconductor industry.

   Research and Development

   Research and development costs are charged to expense as incurred.

   Inventories

   Inventories are stated at the lower of cost or market. The inventories are valued at standard cost which approximates the first-in, first-out (FIFO) cost method. Certain inventories are valued at the moving average cost method.

   Property, Plant and Equipment

   Property, plant and equipment acquired on May 2, 1996 are stated at fair value based upon independent appraisal. Subsequent additions are recorded at cost. Equipment under capital leases is stated at the present value of minimum lease payments at the inception of the lease.

   Material, labor and overhead costs associated with the manufacture of molds are capitalized and classified as tooling. Acquisition cost is used to cost molds which are purchased from outside vendors.

   Depreciation is provided using the straight-line method over the estimated useful lives of depreciable properties as follows: buildings and improvements, 10 to 33 years; machinery and equipment, 7 to 13 years; and tooling, 2 to 6 years.

   Equipment held under capital leases and lease improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.

     Income Taxes

   The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement bases and the tax bases of the Company's assets and liabilities using enacted statutory tax rates applicable to future years.

   Intangible Assets

   The straight-line method is used to amortize intangible assets. The goodwill and trademarks are amortized to expense over 20 years and computer software is amortized over 6 years.

   Foreign Currency Translation

   The accounts of foreign subsidiaries are measured using local currency as the functional currency. For those operations, assets and liabilities are translated into US dollars at the end of period exchange rates and income and expenses are translated at the average exchange rates. Net exchange gain or losses resulting from such translation are excluded from net income and accumulated in a separate component of shareholder's equity.

   Net Income Per Common Share

   Net income per common share is computed using the weighted average number of shares of common stock outstanding.

3.  Foreign Operations

   The Company's net income is affected by foreign currency exchange (gains) losses resulting from translating foreign currency denominated trade receivables and payables of Wells Japan and Wells Asia and other realized and unrealized foreign currency (gains) losses.

4.  Inventories

   Inventories consist of the following:

                Raw material and supplies             $1,249
                Work in process                          258
                Finished goods                           372
                                                      ------
                                                      $1,879
                                                      ======

5.  Property, Plant and Equipment

    Property, plant and equipment consist of the following:

           Buildings and improvements                $   245
           Machinery and equipment                     4,759
           Tooling                                     6,721
           Construction in progress                      249
                                                     -------
                                                      11,974
           Less accumulated depreciation              (2,473)
                                                     -------
                                                     $ 9,501
                                                     =======
</TABLE

6.  Intangible Assets

Intangible assets consist of the following:


          Goodwill                          $   708
          Computer software                     327
          Trademarks                          9,674
                                            -------
                                             10,709
          Less accumulated amortization        (963)
                                            -------
                                            $ 9,746
                                            =======

7.  Accrued Expenses and Other Current Liabilities

    Accrued liabilities consist of the following:

          Compensation and benefits             $1,027
          Income taxes payable                   2,666
          Product warranty                         502
          Other accrued liabilities                143
                                                ------
                                                $4,338
                                                ======

8.  Income Tax Expense

    Components of income tax expense (benefit) consist of:

                              CURRENT   DEFERRED     TOTAL
        Federal               $ 2,843    $   80     $ 2,923
        State and local           701         -         701
        Foreign                 2,230      (209)      2,021
                              -------    ------     -------
                              $ 5,774    $ (129)    $ 5,645
                              =======    ======     =======

   Actual income tax expense differs from the amounts computed by applying the enacted US federal corporate rate to income before income taxes as a result of the following:

     Federal income tax expense at statutory rate       $ 4,051
     Increase resulting from:
       Foreign tax rate differential                        772
       State income taxes, net                              463
       Other, net                                           359
                                                        -------
                                                        $ 5,645
                                                        =======

     The tax effect of temporary differences that give rise to deferred tax assets and liabilities follows:

     Deferred tax assets:
       Inventories - principally obsolesence            $  280
       Warranty accruals                                   300
       Compensation and benefit accruals                   142
       Bad debts                                            36
                                                        ------
         Net deferred tax assets                           758
                                                        ------
     Deferred tax liabilities:
       Property, plant and equipment                     2,075
       Intangible assets                                 4,084
       Other                                               152
                                                        ------
         Total deferred tax liabilities                  6,311
                                                        ------
         Net deferred tax liability                     $5,553
                                                        ======

9.  Leases

   The Company leases certain of its manufacturing facilities, sales offices and equipment. Some leases include provisions for renewals and purchases at the Company's option.

   Rental expense for all operating leases approximated $453 for the 34 weeks ended December 26, 1997

   Future minimum operating lease payments consist of the following at December 26, 1997:

     YEAR
     1998                                     $   563
     1999                                         435
     2000                                         342
     2001                                         335
     2002                                         327
     Thereafter                                 1,563
                                              -------
     Total minimum lease payments             $ 3,565
                                              =======

10.  Profit Sharing and Retirement Plans

   The Company has adopted a Plan ("401(k) Plan") pursuant to Section 401 of the Internal Revenue Code. Salaried employees may contribute a percentage of their compensation to the 401(k) Plan, but not in excess of the maximum allowed under the Code. Salaried employees are eligible for participation at their one year anniversary. The Company makes matching contributions of 25 percent of employee contributions but not in excess of the maximum allowed under the Code. In addition to any Employer 401(k) Contribution discussed above, the Company in any Plan Year, to the extent it has Net Profits or retained earnings, may make additional matching Employer 401(k) Contributions to the extent it deems appropriate at its complete discretion.

   The Company has also adopted a Retirement Income Plan for the hourly employees whereby the Company will make a contribution of $0.19 per hour for all hours worked into a retirement income plan, with the employees contributing a matching amount. The contribution will increase to $0.20 and $0.22 per all hours worked effective February 19, 1998 and 1999, respectively. The employee matching contribution will increase accordingly.

   The Company's combined matching contributions for the 401(k) Plan and Retirement Income Plan were approximately $72, for the 34 weeks ended December 26, 1997.

11.  Commitments and Contingencies

   The Company has been party to ongoing litigation with Wayne K. Pfaff and an affiliated corporation regarding alleged patent infringement.

   In litigation between Wells and Pfaff concerning the Pfaff Leadless Patent, the United States Court of Appeals for the Federal Circuit has found all of the individual descriptions of the invention (the "Claims" of the patent) of the Pfaff Leadless Patent which were at issue in that case to be invalid. Certain other Claims of the patent were not an issue in that case, and their validity was not decided by the court, because Pfaff did not allege that products of Wells infringed such Claims. In March, 1998, the United States Supreme Court accepted an appeal on that case. Unless overturned, the Court of Appeals decision as to the invalidity of such Claims of the Pfaff Leadless Patent will be binding.

   The Company believes, based on the advice of counsel, that the Company has meritorious defenses against any allegations of infringement under the Pfaff Patents, and, if necessary, the Company will vigorously litigate their positions. There can be no assurance, however, that the Company will prevail in any pending or future litigation, and a final court determination that the Company has infringed the Pfaff Leadless Patent could have a material adverse effect on the Company. Such adverse effect could include, without limitation, the requirement that the Company pay substantial damages for past infringement and an injunction against the manufacture or sale in the United States of such products as are found to be infringing.


 12.  Segment and Geographic Information

   The Company operates in the integrated circuit connector industry which is a single industrial segment. There were three customers who accounted for approximately 30%, 12% and 11% of the Company's sales during the 34 weeks ended December 26, 1997. The Company had no other single customer with sales greater than 10% of total sales.

   Sales between geographic areas are at cost plus approximately 50% mark-up. The Company has significant operations in foreign countries. Information regarding operations by geographic area for the 34 weeks ended December 26, 1997 is as follows:

                                                   USA       FAR EAST
          Net sales                              $16,402      $12,866
          Operating income                         6,701        4,883
          Identifiable assets                     19,573        7,319

13.  Summarized Quarterly Financial Data (unaudited) for the:

                                        Three Months Ended     Two Months
                                       --------------------       Ended
                                       August 2  November 1      July 29
                                       --------  ----------    ----------
Fiscal 1998
- -----------
  Net Sales                            $13,059    $ 9,675        $ 6,500
  Gross Profit                           8,207      6,414          4,027
  Net Income (loss)                      3,308      2,629           (725)



b)     PRO FORMA FINANCIAL INFORMATION

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

    On December 26, 1997, pursuant to the Share Purchase Agreement dated November 17, 1997, the Company acquired all of the outstanding common stock of Wells Electronics, Inc. ("Wells") for approximately $130 million in cash. The Company also incurred approximately $1.2 million in acquisition related costs resulting in a total purchase price of approximately $131.2 million. The acquisition was financed by a combination of a new bank credit facility of $90 million (the "Senior Credit Facility") of which the Company borrowed approximately $83 million upon consummation of the acquisition and a $25 million subordinated debenture issued to Emerson.

    The acquisition is being accounted for as a purchase, and the Company has allocated the purchase price based on the fair value of assets acquired and liabilities assumed. A significant portion of the purchase price has been allocated as intangible assets using proven valuation procedures and techniques, including approximately $44 million of acquired in-process research and development.

    The accompanying Unaudited Pro Forma Condensed Consolidated Statement of Operations for the 12 months ended December 31, 1997 assumes that the acquisition of Wells took place on January 1, 1997.

    The accompanying pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the acquisition been in effect during the periods presented, or which may be reported in the future.

     The accompanying Unaudited Pro Forma Condensed Consolidated Statement of Operations should be read in conjunction with the historical financial statements and related notes thereto for PCD and for Wells that have been filed as part of a Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 12, 1998, as amended on March 20, 1998 and April 13, 1998 (Registration No. 333-46137). The unaudited pro forma Condensed Consolidated Statement of Operations reflects a revised discount attributed to the Emerson Warrant in the amount of $820,000 which has the effect of increasing equity and reducing debt. There is no impact on reported historical net income or total assets. Such changes have not been reflected in the historical financial statements because of immateriality and will be reflected prospectively in the first quarter of 1998.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                    (in thousands, except per share amounts)

                                 PCD       WELLS
                               DEC. 31,   DEC. 31,    PRO FORMA      PRO FORMA
                                1997       1997     ADJUSTMENTS    COMBINED (1)
                              --------   --------   -----------    ------------
Net sales....................  $ 29,796   $41,590                     $ 71,386
Cost of sales................    15,120    15,242                       30,362
                               --------    ------       -------       --------
  Gross profit...............    14,676    26,348                       41,024
Operating expenses, excluding
  amortization...............     5,816     9,289                       15,105
Write-off of acquired
  in-process research and
  development................    44,438                $(44,438)(2)
Amortization of acquired
  intangible assets..........                 484         3,725(3)       4,209
                               --------    ------      --------       --------
  Income (loss) from
    operations...............   (35,578)   16,575        40,713         21,710
Interest and other income....     1,167                  (1,067)(4)        100
Interest expense.............      (227)       (8)      (12,698)(5)    (12,933)
                               --------    ------      --------       --------
  Income (loss) before
    provisions for taxes.....   (34,638)   16,567        26,948          8,877
Provisions (benefit) for
  income taxes...............   (11,802)    7,157         8,560(6)       3,915
                               --------    ------      --------       --------
  Net income (loss) before
    non-recurring item and
    extraordinary loss ......  $(22,836)  $ 9,410      $ 18,388       $  4,962
                               ========    ======      ========       ========
Net income (loss) per share:
    Basic....................  $  (3.83)                              $   0.83
                               ========                               ========
    Diluted..................  $  (3.83)                              $   0.73
                               ========                               ========
Weighted average number of
  common and common equivalent
  shares outstanding:
    Basic....................     5,955                                  5,955
    Diluted..................     5,955                                  6,769

-----------------
See notes on following pag

 (1) Before deducting the additional interest expense for the value of the exercisable portion of the Warrant, pro forma net income combined was approximately $6,762,000, pro forma net income combined per share-basic was $1.14 (based on a weighted average number of shares outstanding of 5,954,657) and pro forma net income combined per share-diluted was $1.00 (based on a weighted average number of common and common equivalent shares outstanding of 6,769,479).


 (2) Reflects the elimination of non-recurring acquired in-process research and development relating to the Wells acquisition so that the pro forma combined statement of operations includes only recurring costs.

 (3) Includes amortization of intangible assets as a result of the Wells acquisition consisting of 20 years for goodwill, trademarks and tradenames and 6 years for patented technologies to reflect a full year's charge.

 (4) Represents a reduction of interest income as a result of utilizing cash and cash equivalents for the Wells acquisition.

 (5) Includes interest expense on debt issued to finance the Wells acquisition, at an assumed weighted average rate of 8.96% for the Senior Credit Facility and at 10% for the subordinated debenture and additional interest expense of $3.0 million representing the interest expense of the exercisable portion of the Warrant. A 1/8 percent change in the interest rate of the Senior Credit Facility results in a change of $103,750.

 (6) Reflects the related tax effect of adjustments (2) through (5). A portion of the approximately $44 million of in-process research and development charge is not deductible in Japanese tax jurisdictions. The remainder of the adjustments are included at a 39% rate.


    (c)     EXHIBITS

            EXHIBIT NUMBER

            2.1* Share Purchase Agreement among UL America, Inc., Wells Electronics, Inc. and PCD Inc. dated as of November 17, 1997.

            2.2* Undertaking to Furnish Copies of Omitted Schedules to Share Purchase Agreement dated as of November 17, 1997.

           10.1* Loan Agreement between PCD Inc. and Fleet National Bank dated as of December 26, 1997.

           10.2* Unlimited Guaranty from Wells Electronics, Inc. to Fleet National Bank dated as of December 26, 1997.

           10.3* Security Agreement between PCD Inc. and Fleet National Bank dated as of December 26, 1997.

           10.4* Security Agreement between Wells Electronics, Inc. and Fleet National Bank dated as of December 26, 1997.

           10.5* Stock Pledge Agreement between PCD Inc. and Fleet National Bank dated as of December 26, 1997.

           10.6* Stock Pledge Agreement between Wells Electronics, Inc. and Fleet National Bank dated as of December 26, 1997.

           10.7* Conditional Patent Assignment from PCD Inc. to Fleet National Bank dated as of December 26, 1997.

           10.8* Conditional Patent Assignment from Wells Electronics, Inc. to Fleet National Bank dated as of December 26, 1997.

           10.9* Conditional Patent Assignment from Wells Japan Kabushiki Kaisha to Fleet National Bank dated as of December 26, 1997.

           10.10* Conditional Trademark Collateral Assignment from PCD Inc. to
                  Fleet National Bank dated as of December 26, 1997.

           10.11* Conditional Trademark Collateral Assignment from Wells
                  Electronics, Inc. to Fleet National Bank dated as of December 26, 1997.

           10.12* Collateral Assignment of Contracts, Leases, Licenses and
                  Permits from PCD Inc. to Fleet National Bank dated as of December 26, 1997.

           10.13* Collateral Assignment of Contracts, Leases, Licenses and
                  Permits from Wells Electronics, Inc. to Fleet National Bank dated as of December 26, 1997.

           10.14* Undertaking to Furnish Copies of Omitted Exhibits and
                  Schedules to Loan Agreement and Related Documents dated as of December 26, 1997.

           10.15* Subordinated Debenture and Warrant Purchase Agreement between PCD Inc. and Emerson Electric Co. dated as of December 26, 1997.

           10.16* Subordinated Debenture issued to Emerson Electric Co. dated
                  December 26, 1997.

           10.17* Common Stock Purchase Warrant issued to Emerson Electric Co.
                  dated December 26, 1997.

           10.18* Registration Rights Agreement between PCD Inc. and Emerson
                  Electric Co. dated as of December 26, 1997.

           10.19* Subordination Agreement  among PCD Inc., Emerson Electric
                  Co. and Fleet National Bank dated as of December 26, 1997.

           10.20* Undertaking to Furnish Copies of Omitted Exhibits to
                  Subordinated Debenture and Warrant Purchase Agreement dated as of December 26, 1997.

           23.1   Consent of KPMG Peat Marwick LLP, independent accountants.

           99.1*  Press Release of PCD Inc. dated December 29, 1997.
- -----------
*Previously filed

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PCD INC.
                                    ----------------------------
                                    Registrant




DATED:  April 20, 1998              By: /s/ John L. Dwight, Jr.
                                       -----------------------------
                                       John L. Dwight, Jr.
                                       Chairman of the Board, President and
                                       Chief Executive Officer






































<EXHIBIT>                                                          EXHIBIT 23.1
                      CONSENT OF KPMG PEAT MARWICK LLP

We consent to the incorporation by reference in the Registration Statements of PCD Inc. on Form S-8 (File Nos. 333-07393, 333-07403 and 333-7405) of our
report dated February 4, 1998, except for note 11, which is as of March 9, 1998, relating to the consolidated balance sheets of Wells Electronics, Inc. and subsidiaries as of December 26, 1997 the related consolidated statements of income, shareholder's equity, and cash flows for the 34 weeks ended December 26, 1997, and to our report dated January 15, 1998, relating to the consolidated balance sheets of Wells Electronics, Inc. and subsidiaries as of May 3, 1997 and April 27, 1996 and the related consolidated statements of income, shareholder's equity, and cash flows for the 53 weeks ended May 3, 1997, the 48 weeks ended April 27, 1996 and the 52 weeks ended June 3, 1995, which reports are included in this Amendment No. 3 to the Report on Form 8-K.


/s/ KPMG Peat Marwick LLP

Chicago, Illinois
April 17, 1998